EXHIBIT 4.7

Agreement No. 319103.S.001.S.002.A.005

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE OF INFORMATION THAT RADCOM LTD. TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DENOTED IN BRACKETS THROUGHOUT THIS EXHIBIT.

Amendment No. 005

to

No. 319103.S.001.S.002

Between

RADCOM Limited

And

AT&T Services, Inc.

Agreement No. 319103.S.001.S.002.A.005

AMENDMENT NO. 005

TO

AGREEMENT NO. 319103.S.001.S.002

After all Parties have signed, this Amendment is made effective as of the last date signed by a Party (“Amendment Effective Date”) and is between Radcom Ltd., an Israeli company incorporated under the laws of Israel (“Radcom” or “Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”) each a “Party” and, together, the “Parties”.

WITNESSETH

WHEREAS Supplier and AT&T entered into Agreement No. 319103.C with an effective date of March 29, 2019 (“SPSA”) and 319103.S.001 dated March 29, 2019 (“Material Supplement”); and

WHEREAS Supplier and AT&T entered into Supplemental Support and Maintenance Agreement No.

319103.S.001.S.002 on March 29, 2019 (Effective Date), as amended (the “Agreement”); and

WHEREAS Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.	Section 1.6 “Term of Agreement” is hereby deleted and replaced as follows :

1.6	Term of Agreement

a.	This Agreement shall be effective on the Effective Date and shall continue until[**], unless earlier terminated as set forth herein.

b.	Any Order in effect on the date when this Agreement expires or is terminated shall continue in effect until such Order either (i) expires by its own terms or (ii) is separately terminated, prior to its own scheduled expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect. Likewise, termination or expiration of the SPSA shall not affect the obligations of either Party to the other Party pursuant to this Agreement, and the terms and conditions of the SPSA shall continue to apply to this Agreement as if the SPSA were still in effect.

Agreement No. 319103.S.001.S.002.A.005

2.	Section 1.14 (b) “Conference Bridges, Escalations and Review Sessions” of “Appendix B Description of Deliverables” is hereby deleted and replaced with the following:

1.14 Conference Bridges, Escalations and Review Sessions

(b)	Should AT&T, in its good faith opinion, believe that (1) its concerns area not being addressed on such a conference bridge, and/or (2) at any time during, or arising out of, any Support and Maintenance Services, escalate its concerns by contacting the Supplier executives (in order) Listed in the following table.

Escalation Level	Name	Title	Mobile	Email
1	[**]	[**]	[**]	[**]
2	[**]	[**]	[**]	[**]
3	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]

4. Section 1.1 “Price, Order, Invoicing and Payment” of “Appendix C Price(s)” is hereby amended to include the following Section 1.1A, immediately prior to Section 1.2:

1.1 A Price, Order, Invoicing and Payment for the period from [**] to [**] [**]

Except as modified herein, the terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.

Original signatures transmitted and received via facsimile, other electronic transmission of a scanned document, (e.g., .pdf or similar format), and digital signatures meeting the requirements of the Uniform Electronic Transactions Act or the Electronic Signatures in Global and National Commerce Act, are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Agreement No. 319103.S.001.S.002.A.005

Radcom Ltd.		AT&T Services, Inc.

By:	/s/ Hadar Rahav	By:	/s/ [**]
Name:	Hadar Rahav	Name:	[**]
Title:	CFO	Title:	[**]
Date:	05/05/2025	Date:	05/05/2025

Radcom Ltd

By:	/s/ Benny Eppstein
Name:	Benny Eppstein
Title:	CEO
Date:	05/05/2025

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